UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

GLOBAL DIVERSIFIED MARKETING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B
Island Park, New York 11558
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 2, 2021, Global Diversified Marketing Group Inc., a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Williamsburg Venture Holdings, LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company has the right to sell to the Investor up to $5,000,000 in shares of its common stock, $0.0001 par value per share (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the Purchase Agreement, the Investor is obligated to purchase up to $5,000,000 in shares of Common Stock (subject to certain limitations) from time-to-time over the 12-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”), is declared effective by the SEC. The price per share of Common Stock shall be ninety percent (90%) of the average of the volume weighted average price of the Company’s Common Stock for five trading days following the clearing date associated with the put notice delivered by the Company to the Investor. If the shares are DWAC eligible, the valuation period begins on the date such notice is delivered. The maximum amount of each put shall be the lower of 200% of the average daily trading volume and $500,000.

The Purchase Agreement provides for the payment of $25,000 liquidated damages to the Investor if Paul Adler, the sole officer of the Company, resigns or is removed as chief executive officer or chief financial officer of the Company.

The Company’s sales of shares of Common Stock to the Investor under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

The Company agreed with the Investor that it will not enter into any other credit equity line agreements without the prior consent of the Investor.

As consideration for its commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company agreed to issue to the Investor 50,000 shares of Common Stock (the “Commitment Shares”) upon execution of the Purchase Agreement.

In connection with Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated November 2, 2021. Pursuant to the terms of the Registration Rights Agreement, the Company shall file a registration statement with the SEC with respect to the shares of Common Stock issuable to the Investor pursuant to the Purchase Agreement and the Commitment Shares no later than December 31, 2021.

The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and the Investor and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the Commitment Shares by the Company to the Investor under the Purchase Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated as of November 2, 2021, between Global Diversified Marketing Inc. and Williamsburg Venture Holdings, LLC

10.2	Registration Rights Agreement, dated as of November 2, 2021, between Global Diversified Marketing Inc. and Williamsburg Venture Holdings, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DIVERSIFED MARKETING GROUP INC.

Date: November 8, 2021	By:	/s/ Paul Adler
Paul Adler President